EXHIBIT 10(iv)

AMENDMENT NO. 1
TO THE
McCORMICK & COMPANY, INCORPORATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, McCormick & Company, Incorporated (the “Company”) has adopted a Supplemental Executive Retirement Plan, which was amended and restated as of June 19, 2001 (the “Plan”);

WHEREAS, section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) changed the federal income tax rules governing nonqualified deferred compensation plans by adding section 409A to the Internal Revenue Code of 1986 (the “Code”), generally effective as of January 1, 2005;

WHEREAS, the Department of the Treasury has not issued guidance of general applicability under Code section 409A or under AJCA section 885; and

WHEREAS, in the absence of such guidance, the Company considers it necessary to amend and administer the Plan based on a reasonable interpretation of Code section 409A and AJCA section 885,

NOW, THEREFORE, the Plan is amended as follows:

1.1         All provisions of the Plan shall be deemed amended as necessary to comply with the applicable requirements of Code section 409A and AJCA section 885.  In the event of any inconsistency between the terms of the Plan and the applicable requirements of such sections, the requirements of such sections shall govern.

1.2         The Plan shall be administered in accordance with a reasonable interpretation of the applicable requirements of Code section 409A and AJCA section 885, notwithstanding any inconsistency between those requirements and the text of the Plan.

1.3         This Amendment No. 1 shall be effective January 1, 2005, except as otherwise required by Code section 409A or AJCA section 885.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed on behalf of the Company this 23rd day of December, 2004.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Karen D. Weatherholtz
Karen D. Weatherholtz
Senior Vice President – Human Relations